SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 27, 2005

AARON RENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia		30305-2377
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2005, Aaron Rents, Inc. (the “Company”) entered into a note purchase agreement with affiliates of Prudential Capital Group (“Prudential”), a private, fixed-income investment business of Prudential Financial, Inc.  Pursuant to this agreement, the Company and its two subsidiaries as co-obligors issued $60 million in senior unsecured notes to the purchasers in a private placement.  The notes bear interest at the rate of 5.03% per year and mature on July 27, 2012.  Interest only payments are due quarterly for the first two years, followed by annual $12 million principal repayments plus interest for the five years thereafter, beginning on July 27, 2008.  Affiliates of Prudential were also the purchasers of the Company's $50 million aggregate principal amount of 6.88% senior unsecured notes due 2009 that were previously issued by the Company and its co-obligor subsidiaries in a private placement pursuant to its note purchase agreement dated August 15, 2002. The new note purchase agreement contains financial maintenance covenants, negative covenants regarding the Company’s other indebtedness, its guarantees and investments, and other customary covenants substantially similar to the covenants in the Company’s existing note purchase agreement, revolving credit facility, loan facility agreement and guaranty and its construction and lease facility, as modified by the amendments described below.  The new note purchase agreement and form of senior note is filed as Exhibit 10(ee) to this Report.

Contemporaneously with entering into the new note purchase agreement and issuing the notes, the Company also entered into amendments dated July 27, 2005 to:

•      its existing note purchase agreement;

•      its $87 million revolving credit agreement dated May 28, 2004;

•      its $140 million loan facility agreement and guaranty dated May 28, 2004, as amended, pursuant to which the Company guarantees the borrowings of certain of its independent franchisees; and

•      its $25 million construction and lease facility dated October 31, 2001, as amended, pursuant to which the Company leases properties from a bank holding company that initially purchased and/or constructed such properties at the Company’s direction, and for which Company provides a residual value guarantee.

The amendments were entered into for the purpose of permitting the new issuance of the 5.03% senior notes described above, and to generally amend the negative covenants in such agreements to make them less restrictive.  As noted above, such covenants are substantially similar to the covenants in the new note purchase agreement.  For further information on the Company’s existing note purchase agreement, revolving credit agreement, loan facility agreement and guaranty and construction and lease facility, see Notes D and F to the Company’s consolidated financial statements appearing in its Annual Report on Form 10-K for the year ended December 31, 2004, Note F to its unaudited consolidated financial statements appearing in its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “—Commitments” appearing in such Form 10-Q.

The amendments to these agreements are filed as exhibits to this Report (along with a prior amendment to the existing note purchase agreement).

The foregoing summaries are qualified in their entirety by reference to the full text of the agreements filed as exhibits to this Report.  In the event of any conflict between the foregoing summaries and the full text of the agreements, the text of such agreements shall control.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

The disclosure under the first and last paragraphs of Item 1.01 of this Report is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired:

None.

(b)           Pro Forma Financial Information:

None.

(c)           Exhibits:

Exhibit No.	Description

10(ee)	Note Purchase Agreement between Aaron Rents, Inc. and certain other obligors and the purchasers dated as of July 27, 2005 and Form of Senior Note

10(ff)	First Amendment and Waiver Agreement made as of May 28, 2004 to Note Purchase Agreement between Aaron Rents, Inc. and certain other obligors and the purchasers dated as of August 15, 2002

10(gg)	Second Amendment made as of July 27, 2005 to Note Purchase Agreement between Aaron Rents, Inc. and certain other obligors and the purchasers dated as of August 15, 2002

10(hh)

First Amendment made and entered into as of July 27, 2005 to Revolving Credit Agreement dated as of May 28, 2004 by and among Aaron Rents, Inc. and certain co-borrowers, the several banks and other financial institutions from time to time party thereto and SunTrust Bank as administrative agent

10(ii)

Third Amendment made and entered into as of July 27, 2005 to Loan Facility Agreement and Guaranty dated as of May 28, 2004 by and among Aaron Rents, Inc. as sponsor, SunTrust Bank and each of the other lending institutions party thereto as participants, and SunTrust Bank as servicer

10(jj)

First Amendment dated as of July 27, 2005 to Amended and Restated Master Agreement and Amended and Restated Lease Agreement dated as October 31, 2001, as amended, among Aaron Rents, Inc. as lessee, SunTrust Banks, Inc. as lessor, Wachovia Bank, National Association, as lender, and SunTrust Bank as lease participant and agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.

	By:	/s/ Gilbert L. Danielson
Date: August 2, 2005		Gilbert L. Danielson Executive Vice President, Chief Financial Officer